UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 25, 2009

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

        On December 9, 2008, James L. Ziemer, the President and Chief Executive Officer of Harley-Davidson, Inc. (the “Company”), advised the Board of Directors of the Company of his intention to retire from such positions during 2009 at such time as the Company has chosen a successor. On April 5, 2009, the Board of Directors elected Keith E. Wandell as the President and Chief Executive Officer of the Company effective on the commencement of his employment with the Company, which is expected to be May 1, 2009. The Board also confirmed its intention to elect Mr. Wandell to the Board of Directors effective at that time.

        In light of the selection of Mr. Wandell, Mr. Ziemer’s retirement as President and Chief Executive Officer of the Company will be effective at the end of the day on April 30, 2009. Mr. Ziemer will remain an employee of the Company until June 15, 2009.

        Mr. Ziemer was reelected as a director of the Company at the Company’s 2009 Annual Meeting of Shareholders held on Saturday, April 25, 2009 (the “Annual Meeting”). However, pursuant to the Company’s policy, Mr. Ziemer submitted to the Board of Directors a letter of resignation from the Board effective upon his retirement as President and Chief Executive Officer on April 30, 2009. On April 25, 2009, at a meeting following completion of the Annual Meeting, the Board acted to confirm that it would accept Mr. Ziemer’s resignation when it was tendered. At that meeting, the Board also approved Mr. Wandell’s election as a director to fill the seat vacated as a result of Mr. Ziemer’s resignation from the Board, with the election effective on the commencement of Mr. Wandell’s employment with the Company. Mr. Wandell will not serve on any committee of the Board.

        At its meeting on April 25, 2009, the Nominating and Corporate Governance Committee amended the Company’s Director Compensation Policy to provide for reduced compensation for nonemployee members of the Board of Directors under which directors will receive a lower retainer for 2009 than in 2008. The new annual retainer is $80,000, down from $100,000. The additional retainer for the nonemployee Chairman of the Board was also reduced, from $25,000 to $10,000. The committee chairs each receive an additional annual retainer of $10,000, and other Audit Committee members receive an additional annual retainer of $5,000. Each nonemployee director also received a grant of share units for 2009 under the Harley-Davidson, Inc. Director Stock Plan equal to the number of shares of Company common stock having a value of $50,000.

        At the Annual Meeting, the shareholders of the Company approved the Harley-Davidson, Inc. 2009 Incentive Stock Plan (the “2009 Plan”). The 2009 Plan replaces the Company’s 2004 Incentive Stock Plan (the “2004 Plan”). The 2009 Plan provides that up to a total of 12,000,000 shares of the Company’s common stock, plus the remaining shares of common stock available under the 2004 Plan at the date of the Annual Meeting, may be issued under the 2009 Plan. The 2009 Plan authorizes the grant to officers and eligible employees of the Company or any of its affiliates, or any individual that the Company or any of its affiliates has engaged to become an officer or other employee, of stock options, stock appreciation rights, performance-based equity awards, shares of Company common stock, restricted stock, restricted stock units and other equity vehicles. The Company’s principal executive officer, principal financial officer, named executive officers and other eligible persons may receive awards under the 2009 Plan from time to time in the future, subject to limitations in the 2009 Plan.

        The 2009 Plan is described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on April 3, 2009. The description of the 2009 Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Harley-Davidson, Inc. 2009 Incentive Stock Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A for the Company’s Annual Meeting of Shareholders held on April 25, 2009).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: April 30, 2009	By: /s/ Gail A. Lione
Gail A. Lione
Executive Vice President, General Counsel
and Secretary

HARLEY-DAVIDSON, INC.
Exhibit Index to Current Report on Form 8-K
Dated April 25, 2009

Exhibit
Number

(10.1)	Harley-Davidson, Inc. 2009 Incentive Stock Plan (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A for the Company’s Annual Meeting of Shareholders held on April 25, 2009).